As filed with the Securities and Exchange Commission on October 11, 2000

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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

       Date of Report (date of earliest event reported): October 11, 2000


                         METROMEDIA FIBER NETWORK, INC.
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             (Exact name of registrant as specified in its charter)


          DELAWARE                      000-23269              11-3168327
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(State or other jurisdiction of      (Commission File          (IRS Employer
          incorporation)                  Number)           Identification No.)


360 HAMILTON AVENUE, WHITE PLAINS, NEW YORK                      10601
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  (Address of principal executive offices)                      (Zip Code)


     Registrant's telephone number, including area code:         (914) 421-6700
                                                                ----------------


                                 NOT APPLICABLE

          (Former name or former address, if changed since last report)



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ITEM 2.           ACQUISITION OR DISPOSITION OF ASSETS

                  On October 9, 2000, Metromedia Fiber Network, Inc. (the "Company") entered into an Agreement and Plan of Merger (the "Merger Agreement") with SiteSmith, Inc. and Aqueduct Acquisition Corp., a wholly-owned subsidiary of the Company. A copy of the Merger Agreement is attached as Exhibit 1 and is incorporated by reference.

                  Under the Merger Agreement, Aqueduct Acquisition Corp. will merge with and into SiteSmith in an all-stock transaction valued at $1.36 billion based on the Company's current share price. SiteSmith stockholders will receive between 55.0 million and 62.5 million shares of the Company's class A common stock depending on the per share price of the class A common stock over a period prior to closing. More specifically, if the average closing price of the class A common stock for the 20 trading days ending four days prior to closing is greater than $27.27 per share, SiteSmith stockholders will receive 55.0 million shares of the Company's class A common stock. If the average closing price is less than $24.00 per share, SiteSmith stockholders will receive 62.5 million shares of the Company's class A common stock. If the average closing price is equal to or greater than $24.00 and less than or equal to $27.27, SiteSmith stockholders will receive a number of shares of the Company's class A common stock equal to $1.5 billion divided by the average closing price. Following consummation of the merger, SiteSmith will become a wholly-owned subsidiary of the Company.

                  The transactions contemplated by the Merger Agreement, which have been approved by the board of directors of each company, are intended to be a tax-free reorganization and will be accounted for as a purchase. Consummation of the transactions contemplated in the Merger Agreement is subject to the expiration or earlier termination of any applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, effectiveness of a registration statement on Form S-4 registering the shares of the Company's class A common stock to be issued in the merger and other customary closing conditions.

                  On October 9, 2000, in connection with the execution of the Merger Agreement, certain SiteSmith stockholders, who collectively own more than a majority in interest of SiteSmith's common stock and each class of SiteSmith's preferred stock, entered into a Voting Agreement with the Company. Under the Voting Agreement, these stockholders agreed to execute written consents or vote in favor of the Merger Agreement and against any other competing transaction. A copy of the Voting Agreement is attached as Exhibit 2 and is incorporated by reference.

                  At the closing of the merger, the Company will enter into an Escrow Agreement with Mark Spagnolo, as the representative of the SiteSmith stockholders, and an escrow agent to be determined. Under the terms of the Escrow Agreement, 15% of the merger consideration to be paid to the SiteSmith stockholders will be placed into an escrow account to satisfy indemnification claims that the Company might have against

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SiteSmith. One half of the merger consideration held in escrow will be released to the SiteSmith stockholders following the filing of the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2000 and the remainder of the merger consideration held in escrow will be released on the first anniversary of closing. A copy of the form of Escrow Agreement is attached as Exhibit 3 and is incorporated by reference.

                  The Company's press release announcing the Merger Agreement is attached as Exhibit 4 and is incorporated by reference.


ITEM 7.           FINANCIAL STATEMENTS AND EXHIBITS

                  (c)      Exhibits

                           (1) Agreement and Plan of Merger, dated as of October 9, 2000, by and among Metromedia Fiber Network, Inc., SiteSmith, Inc. and Aqueduct Acquisition Corp.

                           (2) Voting Agreement, dated as of October 9, 2000, by and among Metromedia Fiber Network, Inc. and certain stockholders of SiteSmith, Inc. set forth on the signature pages to the Voting Agreement

                           (3) Form of Escrow Agreement by and among Metromedia Fiber Network, Inc., Mark Spagnolo, as representative of the SiteSmith stockholders, and an escrow agent to be determined

                           (4)      Press Release dated October 10, 2000

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                                   SIGNATURES

                  Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                   METROMEDIA FIBER NETWORK, INC.


                                   By:  /s/  Gerard Benedetto
                                        ---------------------------------------
                                        Name:     Gerard Benedetto
                                        Title:    Chief Financial Officer


Date:  October 11, 2000


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                                  EXHIBIT INDEX
                                  -------------


EXHIBIT
  NO.                               DOCUMENT
-------                             --------

     1 Agreement and Plan of Merger, dated as of October 9, 2000, by and among Metromedia Fiber Network, Inc., SiteSmith, Inc. and Aqueduct Acquisition Corp.

     2 Voting Agreement, dated as of October 9, 2000, by and among Metromedia Fiber Network, Inc. and certain stockholders of SiteSmith, Inc. set forth on the signature pages to the Voting Agreement

     3 Form of Escrow Agreement by and among Metromedia Fiber Network, Inc., Mark Spagnolo, as representative of the SiteSmith stockholders, and an escrow agent to be determined

     4            Press Release dated October 10, 2000





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